EXHIBIT 99.1

Contact:	Lily Outerbridge Investor Relations (441) 298-0760

PLATINUM UNDERWRITERS HOLDINGS, LTD. DECLARES QUARTERLY DIVIDEND ON ITS COMMON SHARES AND
ANNOUNCES CERTAIN MATTERS FOR CONSIDERATION AT ITS 2009 ANNUAL GENERAL MEETING OF SHAREHOLDERS

HAMILTON, BERMUDA, FEBRUARY 24, 2009 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) (the “Company”) announced today that the Board of Directors of the Company (the “Board”) has declared a quarterly dividend of $0.08 per common share. The dividend is payable on March 31, 2009 to shareholders of record on March 2, 2009.

The Company also announced that the Company’s 2009 Annual General Meeting of Shareholders (the “Annual Meeting”) will be held at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 11, Bermuda on Wednesday, April 29, 2009 at 3:00 p.m. local time. The Board has fixed the close of business on March 16, 2009 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.

At the Annual Meeting, shareholders of the Company will be asked to consider the following matters (other than the election of directors and any other business that may properly come before the meeting):

a)	A proposal to approve the Amended and Restated Bye-laws of the Company to take advantage of several developments in the laws of Bermuda and the United States that involve matters covered by, and to improve the organization of, the Company’s Bye-laws. The Amended and Restated Bye-laws represent a complete rewriting of the Bye-laws, and reflect a comprehensive reorganization and conformance with modern practice. If approved by the shareholders, the Amended and Restated Bye-laws will become effective at the conclusion of the Annual Meeting.

b)	A proposal to approve the nomination of KPMG, a Bermuda partnership (“KPMG Bermuda”), as the Company’s independent registered public accounting firm for the 2009 fiscal year and to authorize the Audit Committee of the Board (the “Audit Committee”) to set the remuneration of such independent registered public accounting firm. At its meeting held on February 23, 2009, the Audit Committee determined not to renominate KPMG LLP, a U.S. limited liability partnership (“KPMG US”), to serve as the independent registered public accounting firm of the Company, but instead to nominate KPMG Bermuda as the Company’s independent registered public accounting firm for the 2009 fiscal year, subject to the approval of the shareholders at the Annual Meeting, as required by Bermuda law. KPMG US has served as the Company’s independent registered public accounting firm since the Company’s formation in 2002, including during the 2008 fiscal year. The Audit Committee determined that the Company would be better served by the geographical proximity of KPMG Bermuda, which is expected to result in more interaction between the Company’s management and the independent registered public accounting firm of the Company.

In connection with the Annual Meeting, the Company will be filing with the Securities and Exchange Commission (the “SEC”), and mailing to holders of the Company’s common shares as of March 16, 2009, the record date for the Annual Meeting, a proxy statement that will include the foregoing proposals. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders of the Company will be able to obtain the proxy statement and other filings made by the Company when they become available, free of charge, by contacting Investor Relations, Platinum Underwriters Holdings, Ltd. The Belvedere Building, 69 Pitts Bay Road, Pembroke HM 08, Bermuda, by visiting the Company’s website at www.platinumre.com, or by visiting the website maintained by the SEC at www.sec.gov.

Information regarding the identity of the persons who may, under the SEC rules, be deemed to be participants in the solicitation of shareholders of the Company in connection with the Annual Meeting, and their interests in the solicitation, will be set forth in the proxy statement that will be filed by the Company with the SEC.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda and the United States. The Company has a financial strength rating of A (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us. In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements. The inclusion of forward-looking statements in this financial supplement should not be considered as a representation by us or any other person that our current plans or expectations will be achieved. Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, severe catastrophic events over which we have no control, the effectiveness of our loss limitation methods and pricing models, the adequacy of our liability for unpaid losses and loss adjustment expenses, our ability to maintain our A.M. Best Company, Inc. rating, the cyclicality of the property and casualty reinsurance business, conducting operations in a competitive environment, our ability to maintain our business relationships with reinsurance brokers, the availability of retrocessional reinsurance on acceptable terms, market volatility and interest rate and currency exchange rate fluctuation, tax, regulatory or legal restrictions or limitations applicable to us or the property and casualty reinsurance business generally, general political and economic conditions, including the effects of civil unrest, acts of terrorism, war or a prolonged United States or global economic downturn or recession; and changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at our discretion. As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

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